NEWTEKONE, INC. ARTICLES OF AMENDMENT NEWTEKONE, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: Article VI, Section 5.6 of the Articles of Amendment and Restatement of the Corporation filed on October 31, 2014 (the “Charter”) is hereby amended by deleting such Section 5.6 and replacing it in its entirety with the following: ******* “Section 5.6 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws. The Board of Directors is vested with the power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws. In addition, the stockholders may adopt, alter or repeal any provision of the Bylaws and make new Bylaws if such action is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, except that the stockholders shall not have the power to alter or repeal any provision of the Bylaws providing indemnification or advancement rights to any person.” ******* SECOND: This amendment to the Charter has been approved by the Board of Directors and stockholders of the Corporation. THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury. IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman, Chief Executive Officer and President and attested to by its Secretary as of the 18th day of June, 2024. Attest: NEWTEKONE, INC. /s By: /s Michael Schwartz Barry Sloane Corporate Secretary Chairman, Chief Executive Officer and President